EXHIBIT 99.1

UNANIMOUS WRITTEN CONSENT

BY THE BOARD OF DIRECTORS OF

EDGEWORTH INVESTMENTS, INC.

A DELAWARE CORPORATION

IN LIEU OF A MEETING

Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of EDGEWORTH INVESTMENTS, INC., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

RESOLVED, that the following resolutions will be effective immediately following the consummation of the Share Purchase Agreement, dated February 17, 2009, between William Tay and Rampart Capital Corp.;

RESOLVED, that the number of board seats is hereby increased to two (2), and G.J. de Klerk is hereby appointed as a Director of the Corporation to fill the newly created board seat, to hold such office until the next annual meeting of shareholders;

RESOLVED, that the resignation of William Tay as President, Secretary, Treasurer and Director of the Corporation is hereby accepted, and the number of board seats is hereby decreased to one (1);

RESOLVED, that G.J. de Klerk is hereby appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Corporation;

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 2nd of March, 2009, notwithstanding the actual date of the signing.

/s/ William Tay

William Tay /s/ G.J. de Klerk
G.J. de Klerk

I, G.J. de Klerk, hereby accept my appointment as Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Edgeworth Investments, Inc., a Delaware corporation.

/s/ G.J. de Klerk

________________________

G.J. de Klerk

Dated: March 2, 2009

I, William Tay, hereby resign as President, Secretary, Treasurer and Director of Edgeworth Investments, Inc., a Delaware corporation, with immediate effect on the date hereof.

I, William Tay, hereby waive and renounce any claim against said corporation, including any claim for accrued but unpaid wages, severance, compensation or benefits.

/s/ William Tay

________________________

William Tay

Dated: March 2, 2009

RESIGNATION LETTER

TO: EDGEWORTH INVESTMENTS, INC.

AND TO: THE DIRECTORS THEREOF

I, William Tay, hereby tender my resignation as Director, President, Secretary and Treasurer of Edgeworth Investments, Inc., a Delaware corporation, effective immediately on the date hereof.

My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

DATED this 2nd day of March, 2009.

/s/ William Tay

_____________________________

William Tay